CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-K of our audit report dated April 20, 2023 relating to the financial statements of StarPax Biopharma Inc. for the years ended December 31, 2022 and 2021.

East Amherst, NY April 26, 2024	/s/ SRCO, C.P.A., Professional Corporation SRCO, C.P.A., Professional Corporation (6722) CERTIFIED PUBLIC ACCOUNTANTS